UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2010

Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street

Provo, UT 84601

(Address of principal executive offices and zip code)

(801) 345-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2010, Nu Skin Enterprises, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. as representatives of the underwriters (the “Underwriters”) named therein and certain stockholders of the Company (the “Selling Stockholders”) named therein, pursuant to which the Selling Stockholders agreed to sell to the Underwriters 4,460,000 shares of the Company’s Class A common stock, par value $0.001 per share, at a price of $25.65 per share and granted to the Underwriters an option to purchase up to an additional 669,000 shares. The offering is expected to close on June 9, 2010, subject to customary closing conditions. The Company will not receive any of the proceeds from this offering.

The offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-167239) and a related prospectus supplement, each filed with the Securities and Exchange Commission.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this current report on Form 8-K and incorporated herein by reference. The above description is qualified in its entirety by reference to such exhibit.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the offering and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated June 3, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ D. MATTHEW DORNY
D. Matthew Dorny
Vice President

Date: June 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 3, 2010